FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2003

Commission file number 1-1097

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

                                          Oklahoma                                                                                                                        73-0382390
                          (State or other jurisdiction of                                                                                                       (I.R.S. Employer
                          incorporation or organization)                                                                                                    Identification No.)

321 North Harvey
P. O. Box 321
Oklahoma City, Oklahoma 73101-0321
(Address of principal executive offices)
(Zip Code)

405-553-3000
(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

          This Form 8-K is filed pursuant to Item 12. Results of Operations and Financial Condition to report additional financial data discussed in OGE Energy Corp.’s first quarter 2003 earnings conference call on April 30, 2003.

          On April 30, 2003, OGE Energy Corp. (“Energy Corp.”), the parent company of Oklahoma Gas and Electric Company (“the Company”), issued a press release describing Energy Corp.’s financial results for the quarter ended March 31, 2003. As described in the press release, the Company, a regulated electric utility, posted a loss of $0.04 per share, compared with a loss of $0.02 per share for the first three months of 2002.

          The information contained in this Item 9 (whether or not furnished pursuant to Item 12) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Discussion of First Quarter 2003

          The Company posted a loss of approximately $3.3 million or $0.04 per share for the three months ended March 31, 2003 compared to a loss of approximately $1.5 million or $0.02 per share for the same period in 2002. The Company’s decrease was primarily attributable to lower electric rates and higher operating and maintenance expenses partially offset by increased revenue from customer growth and colder weather.

          Gross margin on revenues ("gross margin") increased approximately $5.4 million or $0.03 per share for the three months ended March 31, 2003 as compared to the same period in 2002. Growth in the Company’s service territory increased the gross margin by approximately $5.2 million or $0.03 per share due to approximately a four percent increase in sales to its customers. Higher recoveries of fuel costs from Arkansas customers through that state’s automatic fuel adjustment clause increased the gross margin by approximately $2.9 million or $0.01 per share. In Arkansas, recovery of fuel costs is subject to a bandwidth mechanism. If fuel costs are within the bandwidth range, recoveries are not adjusted on a monthly basis; rather they are reset annually on April 1. The gross margin increased approximately $1.5 million or $0.01 per share for the three months ended March 31, 2003 as compared to 2002 due to a loss of revenue in January 2002, associated with the interruption of service to our customers as a result of the January 2002 ice storm. The gross margin was also increased by approximately $1.0 million or $0.01 per share as a result of colder weather in 2003 in the Company’s service territory. Partially offsetting the increase in gross margin was a decrease of approximately $4.2 million or $0.02 per share due to lower electric rates resulting from the Company’s rate reduction, which went into effect on January 6, 2003. The loss of revenue associated with various riders decreased the gross margin by approximately $1.0 million or $0.01 per share.

          Operating and maintenance expenses increased approximately $7.3 million or $0.04 per share for the three months ended March 31, 2003 as compared to the same period in 2002. This increase was primarily due to an increase of approximately $5.4 million or $0.03 per share due to expenditures incurred in 2002, which expenditures are being accounted for as a regulatory asset, associated with the January 2002 ice storm. These expenditures, incurred by field service personnel, would normally have been charged to maintenance expenses. Also contributing to the increase in operating and maintenance expenses was an increase of approximately $2.3 million or $0.01 per share in contract labor, primarily related to the overhaul of one of the Company’s turbines. Pension and benefit expenses increased approximately $2.0 million or $0.01 per share for the three months ended March 31, 2003 as compared to the same period in 2002 due to the general upward trend in these costs. These increases were partially offset by lower levels of bad debt expense of approximately $1.2 million or $0.01 per share and lower levels of overtime of approximately $1.1 million or $0.00 per share for the three months ended March 31, 2003 as compared to the same period in 2002.

          Depreciation expense increased approximately $1.8 million for the three months ended March 31, 2003 as compared to the same period in 2002 due to the amortization of the regulatory asset associated with the January 2002 ice storm.

Other Current Issues

          In April 2003, the Company filed with the Oklahoma Corporation Commission a new transportation and storage agreement with Enogex Inc., an affiliate of the Company (“Enogex”). This seven-year agreement provides for the historical gas transportation services at the same rates coupled with higher contracted transportation needs. The agreement also provides for the storage service previously provided to the Company from the Stuart Storage Facility and replaces the separate interim agreement. The storage services were previously billed under an interim agreement until the ownership of the Stuart Storage Facility was secured.

2003 Outlook

          Energy Corp. currently expects that earnings in 2003 will be between $1.35 and $1.45 per share, assuming, among other things, normal weather and continued customer growth in the electric utility service area and improved performance at Enogex. Energy Corp. anticipates a contribution of approximately $112 to $118 million from the Company.

Forward-Looking Statements

          Some of the matters discussed in this Form 8-K may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “estimate”, “objective”, “possible”, “potential” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including their impact on capital expenditures; prices of electricity; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; state and federal legislative and regulatory decisions and initiatives; changes in accounting standards, rules and guidelines; creditworthiness of suppliers, customers and other contractual parties; actions by rating agencies; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By        /s/         Donald R. Rowlett
      Donald R. Rowlett
  Vice President and Controller

(On behalf of the registrant and in his
capacity as Chief Accounting Officer)

May 6, 2003